UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2012

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

TENNESSEE	000-51281	62-1815881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

381 Mallory Station Road, Suite 207, Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 599-2274

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory note:

The purpose of this amendment to our Form 8-K, filed on January 20, 2012 (the “Report”), is to file the letter received from our independent accountant, which is required by Item 4.02(c)(3) of Form 8-K to be included as an exhibit to the Report concerning the independent accountant’s agreement or disagreement with the Company’s statements contained under Item 4.02 of the Report.

Item 4.02(c) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(c)(1)  The Company provided its independent accountant with a copy of the Report containing the Company’s disclosure under Item 4.02 of the Report on the same day as the filing of the Report with the Securities and Exchange Commission (the “Commission”).

(c)(2)  The Company requested that its independent accountant furnish the Company with a letter addressed to the Commission stating whether the independent accountant agrees with the statements made by the Company in response to Item 4.02 and, if not, stating the respects in which it does not agree.

(c)(3) The Company is amending the Report by filing the independent accountant’s letter as an exhibit, which is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Exhibit
99.1	Letter from Kraft CPAs, PLLC, dated January 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.
(Registrant)

Date: January 25, 2012
	By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer